EXHIBIT 23.3

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the use of our report dated February 12, 1998 with respect to the December 31, 1997 financial statements of Cypress Industries, Inc. and to reference to our firm, under the heading "Experts", included in this registration statement.

CROWE, CHIZEK AND COMPANY LLP

Oak Brook, Illinois
June 4, 1998